CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Current Report on Form 8-K under the Securities Exchange Act of 1934 of Columbia Equity Trust, Inc. dated July 14, 2005 of our report dated April 26, 2005 related to the statements of revenues and certain expenses of Loudoun Gateway IV for the years ended December 31, 2004, 2003 and 2002, and contained in Registration Statement No. 333-122644 of Columbia Equity Trust, Inc. on Form S-11 under the Securities Act of 1933.

/s/ Deloitte & Touche LLP
McLean, Virginia
July 14, 2005